UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 15th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Patent Purchase Agreement

On August 9, 2012, Vringo, Inc. (the “Company”) entered into a Patent Purchase Agreement (the “Patent Purchase Agreement”) with Nokia Corporation (“Nokia”) pursuant to which Nokia agreed to sell to the Company a portfolio consisting of over 500 patents and patent applications worldwide, including 109 issued United States patents. The Company agreed to compensate Nokia with a cash payment and certain ongoing rights in revenues generated from the patent portfolio.

The portfolio encompasses a broad range of technologies relating to cellular infrastructure, including communication management, data and signal transmission, mobility management, radio resources management and services.

Thirty-one of the 124 patent families acquired have been declared essential by Nokia to wireless communications standards. Standards represented in the portfolio are commonly known as 2G, 2.5G, 3G and 4G and related technologies and include GSM, WCDMA, T63, T64, DECT, IETF, LTE, SAE, and OMA.

The purchase price for the portfolio is $22 million, plus to the extent that the gross revenue (as defined in the Patent Purchase Agreement) generated by such portfolio exceeds $22 million, a royalty of 35% of such excess. The $22 million payment shall be paid to Nokia on or before September 14, 2012. The Patent Purchase Agreement provides that Nokia and its affiliates will retain a non-exclusive, worldwide and fully paid-up license (without the right to grant sublicenses) to the portfolio for the sole purpose of supplying (as defined in the Patent Purchase Agreement) Nokia’s products. The Patent Purchase Agreement also provides that if the Company brings a proceeding against Nokia or its affiliates within seven years, Nokia shall have the right to re-acquire the patent portfolio for a nominal amount.

Further, if the Company either sells to a third party any assigned essential cellular patent, or more than a certain portion of the other assigned patents (other than in connection with a change of control of the Company), or files an action against a telecom provider to enforce any of the assigned patents (other than in response to any specified action filed by a telecom provider against the Company or its affiliate) which action is not withdrawn after notice from Nokia, then the Company will be obligated to pay to Nokia a substantial impairment payment. Because all of the foregoing actions are within the Company’s sole control, it does not expect to be obligated to pay any such impairment payment.

The list of assigned patents and essential cellular patents pursuant to the Patent Purchase Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company intends to file the Patent Purchase Agreement as an exhibit to its quarterly report on Form 10-Q for the period ending September 30, 2012 and plans to seek confidential treatment of certain terms in the Patent Purchase Agreement at such time.

Registered Direct Financing

On August 9, 2012, the Company entered into Subscription Agreements with several investors with respect to the registered direct offer and sale by the Company of an aggregate of 9,600,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a purchase price of $3.25 per share in a privately negotiated transaction in which no party is acting as an underwriter or placement agent. The sale of the Shares is expected to settle on or about August 10, 2012. The net proceeds to the Company are expected to be approximately $30.5 million after deducting estimated offering expenses payable by the Company.

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Of the approximately $30.5 million net proceeds from this offering, the Company intends to use $22 million as payment to Nokia in connection with the acquisition of patent assets pursuant to the Patent Purchase Agreement described above, $3.2 million as repayment in full of the Company’s outstanding debt to Hudson Bay Master Fund Ltd. and the remainder for general corporate purposes.

The sale and issuance of the Shares is being made pursuant to a prospectus supplement dated August 9, 2012 and an accompanying prospectus dated August 2, 2012, pursuant to the Company’s existing effective “shelf” registration statement on Form S-3 (File No. 333-182823), which was filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2012 and declared effective by the Commission on August 2, 2012.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto. A copy of the form of Subscription Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the sale and issuance of the Shares by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

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Item 7.01 Regulation FD Disclosure

The Company will host a conference call on August 9, 2012 at 10:00 a.m. Eastern Time to discuss certain information regarding the entry into the Patent Purchase Agreement with Nokia. A copy of the investor presentation prepared by the Company for use during the call is attached hereto as Exhibit 99.2.

The information furnished by the Company pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events

In connection with the entry into the Patent Purchase Agreement with Nokia and the sale and issuance of the Shares as described in Item 1.01 of this Current Report on Form 8-K, the Company issued press releases. Copies of the press releases are filed as Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1	Form of Subscription Agreement, dated August 9, 2012, by and between Vringo, Inc. and each of the investors
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1)
99.1	List of Assigned Patents and Essential Cellular Patents
99.2	Investor Presentation of Vringo, Inc.
99.3	Press release, dated August 9, 2012, announcing the entry into the Patent Purchase Agreement with Nokia Corporation
99.4	Press release, dated August 9, 2012, announcing the sale and issuance of shares of common stock by the company in a registered direct offering

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Dated: August 9, 2012	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer

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